Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 18, 2025, with respect to the consolidated financial statements of Centene Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
St. Louis, Missouri
May 19, 2025